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                                                                  EXHIBIT 4.3


















                        HEALTHPLAN SERVICES CORPORATION
                        1996 EMPLOYEE STOCK OPTION PLAN




















                                                                      As adopted
                                                                   June 15, 1996


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                                                                      As adopted
                                                                   June 15, 1996


                        HEALTHPLAN SERVICES CORPORATION
                        1996 EMPLOYEE STOCK OPTION PLAN

                                -----------------


                               TABLE OF CONTENTS


                                                                 Page
                                                                 ----
     ARTICLE I                DEFINITIONS

         (a)  "Agreement"                                         1
         (b)  "Board"                                             1
         (c)  "Code"                                              1
         (d)  "Committee"                                         1
         (e)  "Company"                                           1
         (f)  "Director"                                          1
         (g)  "Employee"                                          1
         (h)  "Employer"                                          1
         (i)  "Fair Market Value"                                 1
         (j)  "Insider"                                           2
         (k)  "ISO"                                               2
         (l)  "1934 Act"                                          2
         (m)  "Option"                                            2
         (n)  "Optionee"                                          2
         (o)  "Option Price"                                      2
         (p)  "Parent"                                            2
         (q)  "Plan"                                              2
         (r)  "Purchasable"                                       2
         (s)  "Reload Option"                                     2
         (t)  "Stock"                                             3
         (u)  "Stock Option Agreement"                            3
         (v)  "Subsidiary"                                        3

     ARTICLE II               THE PLAN                            3

         Section 2.l          Name                                3
         Section 2.2          Purpose                             3
         Section 2.3          Effective Date                      3
         Section 2.4          Termination Date                    3



     ARTICLE III              ELIGIBILITY                         4

     ARTICLE IV               ADMINISTRATION                      4

        Section 4.1           Duties and Powers of the Committee  4
        Section 4.2           Interpretation; Rules               4
        Section 4.3           No Liability                        4
        Section 4.4           Majority Rule                       4
        Section 4.5           Company Assistance                  5

     ARTICLE V                SHARES OF STOCK SUBJECT TO PLAN     5

        Section 5.1           Limitations                         5
        Section 5.2           Antidilution                        5

     ARTICLE VI               OPTIONS                             6

        Section 6.1           Types of Options Granted            6
        Section 6.2           Option Grant and Agreement          6
        Section 6.3           $100,000 Limitation                 7
        Section 6.4           Option Price                        7
        Section 6.5           Exercise Period                     7
        Section 6.6           Option Exercise                     7
        Section 6.7           Nontransferability of Option        8
        Section 6.8           Termination of Employment           8
        Section 6.9           Employment Rights                   8
        Section 6.10          Certain Successor Options           9

     ARTICLE VII              CONDITIONS TO ISSUING STOCK         9

     ARTICLE VIII             TERMINATION, AMENDMENT AND
                              MODIFICATION OF PLAN                10

     ARTICLE IX               MISCELLANEOUS                       10

        Section 9.1           Replacement Grants                  10
        Section 9.2           Forfeiture for Competition          10
        Section 9.3           Plan Binding on Successors          10
        Section 9.4           Gender                              10
        Section 9.5           Headings No Part of Plan            10



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                        HEALTHPLAN SERVICES CORPORATION
                        1996 EMPLOYEE STOCK OPTION PLAN


                                   ARTICLE I
                                  DEFINITIONS

     As used herein, the following terms have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

     (a) "Agreement" shall mean an agreement between the company and an Optionee pursuant to which the terms and conditions of any Options granted to such Optionee are specified.

     (b) "Board" shall mean the Board of Directors of the Company.

     (c) "Code" shall mean the United States Internal Revenue Code of 1986, as amended, including effective date and transition rules (whether or not codified). Any reference herein to a specific section or sections of the Code or any rules or regulations promulgated thereunder shall be deemed to include a reference to any corresponding provision of future law or rule or regulation.

     (d) "Committee" shall mean the Executive Committee of the Board, or a committee of Directors appointed from time to time by the Board, having the duties and authority set forth herein in addition to any other authority granted by the Board.

     (e) "Company" shall mean HealthPlan Services Corporation, a Delaware corporation, and any successor to it.

     (f) "Director" shall mean a member of the Board.

     (g) "Employee" shall mean any employee of the Company or any Subsidiary of the Company.

     (h) "Employer" shall mean the corporation that employs an Optionee.

     (i) "Fair Market Value" of the shares of Stock on any date shall mean:

         (1) the closing or last sale price on the principal securities exchange on which the shares of Stock are traded or, if there is no such sale on the relevant date, then on the last previous day on which a sale was reported, or


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         (2)  if there is no price as specified in (1), the amount determined in good faith by the Committee or the Board based on such relevant facts, which may include opinions of independent experts, as may be available to the Committee or the Board.

     (j) "Insider" shall mean an individual who is, on the relevant date, an officer, director or ten percent (10%) beneficial owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the 1934 Act, all as defined under Section 16 of the 1934 Act.

     (k) "ISO" shall mean an Option that complies with and is subject to the terms, limitations and conditions of Code Section 422 and any regulations promulgated with respect thereto.

     (l) "1934 Act" shall mean the Securities Exchange Act of 1934, as the same may be amended from time to time.

     (m) "Option" shall mean a contractual right to purchase Stock granted pursuant to the provisions of Article VI hereof.

     (n) "Optionee" shall mean a person to whom an Option has been granted hereunder.

     (o) "Option Price" shall mean the price at which an Optionee may purchase a share of Stock pursuant to an Option.

     (p) "Parent" shall mean any corporation (other than the corporation with respect to which the determination is being made) in an unbroken chain of corporations ending with the corporation with respect to which the determination is being made if, at the time of the grant (or modification) of the Option, each of the corporations other than the corporation with respect to which the determination is being made owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     (q) "Plan" shall mean the HealthPlan Services Corporation 1996 Employee Stock Option Plan as set forth herein, as amended from time to time.

     (r) "Purchasable," when used to describe Stock, shall refer to Stock that may be purchased by an Optionee under the terms of this Plan and the applicable Stock Option Agreement.

     (s) "Reload Option" shall mean an Option that is granted, without further action of the Committee or the Board; (i) to an Optionee who surrenders or authorizes the withholding of shares of Stock in payment of amounts specified in paragraphs 6.6(c) or 6.6(d) hereof, (ii) for the same number of shares as is so paid, (iii) as of the date of such payment and at


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an Option Price equal to the Fair Market Value of the Stock on such date, and
(iv) otherwise on the same terms and conditions as the Option whose exercise has occasioned such payment, subject to such contingencies, conditions or other terms as the Committee shall specify at the time such exercised Option is granted.

     (t) "Stock" shall mean the $0.01 par value common stock of the Company or, in the event that the outstanding shares of such stock are hereafter changed into or exchanged for shares of a different class of stock or securities of the Company or some other corporation, such other stock or securities.

     (u) "Stock Option Agreement" shall mean an agreement between the Company and an Optionee setting forth the terms of an Option.

     (v) "Subsidiary" shall mean any corporation (other than the corporation with respect to which the determination is being made) in an unbroken chain of corporations beginning with the corporation with respect to which the determination is being made if, at the time of the grant (or modification) of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.


                                   ARTICLE II
                                    THE PLAN

     2.l NAME. This plan shall be known as the "HealthPlan Services Corporation 1996 Employee Stock Option Plan."

     2.2 PURPOSE. The purpose of the Plan is to advance the interests of the Company, its shareholders, and any Subsidiary of the Company, by offering certain Employees an opportunity to acquire or increase their proprietary interests in the Company by granting such persons Options. These grants will promote the growth and profitability of the Company, and any Subsidiary of the Company, because Optionees will be provided with an additional incentive to achieve the Company's objectives through participation in its success and growth.

     2.3  EFFECTIVE DATE.  The Plan shall become effective on June 15, 1996.

     2.4 TERMINATION DATE. No further Options shall be granted hereunder on or after June 14, 2006, but all Options granted prior to that time shall remain in effect in accordance with their terms.



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                                  ARTICLE III
                                  ELIGIBILITY

     The persons eligible to participate in this Plan shall consist only of Employees who are not Insiders whose participation the Committee or the Board determines is in the best interests of the Company.


                                   ARTICLE IV
                                 ADMINISTRATION

     4.1 DUTIES AND POWERS OF THE COMMITTEE. The Plan shall be administered by the Committee or the Board. The Committee or Board shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it may deem necessary. The Committee or Board shall have the power to act by unanimous written consent in lieu of a meeting, and shall have the right to meet telephonically. In administering the Plan, the Committee's or the Board's actions and determinations shall be binding on all interested parties. The Committee or the Board shall have the power to grant Options in accordance with the provisions of the Plan. Subject to the provisions of the Plan, the Committee or the Board shall have the discretion and authority to determine those individuals to whom Options will be granted, the number of shares of Stock subject to each Option, such other matters as are specified herein, and any other terms and conditions of the Agreement applicable thereto. To the extent not inconsistent with the provisions of the Plan, the Committee or the Board shall have the authority to amend or modify an outstanding Agreement relative to an Option, or to waive any provision thereof, provided that the Optionee consents to such action.

     4.2 INTERPRETATION; RULES. Subject to the express provisions of the Plan, the Committee or Board also shall have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the details and provisions of each Agreement, and to make all other determinations necessary or advisable in the administration of the Plan, including, without limitation, the amending or altering of any Options granted hereunder as may be required to comply with or to conform to any federal, state or local laws or regulations.

     4.3 NO LIABILITY. Neither any member of the Board nor any member of the Committee shall be liable to any person for any act or determination made in good faith with respect to the Plan or any Option granted hereunder.

     4.4 MAJORITY RULE. To the extent consistent with applicable law and the Certificate of Incorporation and Bylaws of the Company, a majority of the members of the Committee shall constitute a quorum, and any action taken by a majority at a meeting at which a quorum is present, or any action taken without a meeting evidenced by a writing executed by all the members of the Committee, shall constitute the action of the Committee.



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     4.5 COMPANY ASSISTANCE.  The Company shall supply full and timely information to the Committee on all matters relating to eligible persons, their employment, death, retirement, disability or other termination of employment, and such other pertinent facts as the Committee may require. The Company shall furnish the Committee with such clerical and other assistance as is necessary in the performance of its duties.


                                   ARTICLE V
                        SHARES OF STOCK SUBJECT TO PLAN

     5.1 LIMITATIONS. Subject to any antidilution adjustment pursuant to the provisions of Section 5.2 hereof, the maximum number of shares of Stock that may be issued and sold hereunder shall be 500,000 shares. Shares subject to an Option may be either authorized and unissued shares or shares issued and later acquired by the Company; provided, however, that shares of Stock with respect to which an Option has been exercised shall not again be available for issuance hereunder. The shares covered by any unexercised portion of an Option that has terminated for any reason may again be granted under this Plan, and such shares shall not be considered as having been optioned or issued in computing the number of shares of Stock remaining available for grant hereunder.

     5.2 ANTIDILUTION.

     (a) In the event that the outstanding shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation, reorganization, recapitalization, reclassification, combination or exchange of shares, stock split or stock dividend, or in the event that any spin-off, spin-out or other distribution of assets materially affects the price of the Company's stock:

                  (i) The aggregate number and kind of shares of Stock for which Options may be granted hereunder shall be adjusted proportionately by the Committee or the Board; and

                  (ii) The rights of Optionees (concerning the number of shares subject to Options and the Option Price) under outstanding Options shall be adjusted proportionately by the Committee or the Board.

     (b) If the Company shall be a party to any reorganization in which it does not survive, involving merger, consolidation, or acquisition of the stock or substantially all the assets of the Company, the Committee or the Board, in its discretion, may:

                  (i) declare that all Options granted under the Plan shall become exercisable immediately notwithstanding the provisions of the


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                       respective Agreements regarding exercisability or
                       vesting, and that all such Options shall terminate 30 days after the Committee gives written notice of the immediate right to exercise all such Options and of the decision to terminate all Options not exercised within such 30-day period; or

                  (ii) notify all Optionees that all Options granted under the
                       Plan shall be assumed by the successor corporation or substituted with Options Stock issued by such successor corporation.

     (c) If the Company is to be liquidated or dissolved in connection with a reorganization described in paragraph 5.2(b), the provisions of such paragraph shall apply. In all other instances, the adoption of a plan of dissolution or liquidation of the Company shall cause every Option outstanding under the Plan to terminate to the extent not exercised prior to the adoption of the plan of dissolution or liquidation by the shareholders, provided that the Committee or the Board in its discretion may declare all Options granted under the Plan to be exercisable at any time on or before the fifth business day following such adoption notwithstanding the provisions of the respective Agreements regarding exercisability. The Committee's or Board's actions under this provision and the Optionee's exercise of Options under this provision shall be subject, however, to the limitations set forth in Article VI hereof.

     (d) The adjustments described in paragraphs (a) through (c) of this
Section 5.2, and the manner of their application, shall be determined solely by the Committee or the Board, and any such adjustment may provide for the elimination of fractional share interests. The adjustments required under this
Article V shall apply to any successors of the Company and shall be made regardless of the number or type of successive events requiring such adjustments.


                                   ARTICLE VI
                                    OPTIONS

     6.1 TYPES OF OPTIONS GRANTED. Within the limitations provided herein, Options may be granted to one Employee at one or several times or to different Employees at the same time or at different times, in either case under different terms and conditions, as long as the terms and conditions of each Option are consistent with the provisions of the Plan. Without limitation of the foregoing, Options may be granted subject to conditions based on the financial performance of the Company or any other factor the Committee deems relevant.

     6.2 OPTION GRANT AND AGREEMENT. Each Option granted or modified hereunder shall be evidenced (a) by either minutes of a meeting or a written consent of the Committee or the Board, and (b) by a written Stock Option Agreement executed by the Company and the Optionee. The terms of the Option, including the Option's duration, time or times of exercise, exercise price, whether the Option is intended to be an ISO, and whether the Option is to be accompanied by the


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right to receive a Reload Option, shall be stated in the Stock Option Agreement.
Separate Stock Option Agreements shall be used for Options intended to be ISO's and those not so intended.

     6.3 $100,000 LIMITATION. Except as provided below, the Committee shall not grant an ISO to, or modify the exercise provisions of outstanding ISO's held by, any person who, at the time the ISO is granted (or modified), would thereby receive or hold any incentive stock options (as described in Code section 422) of the Employer and any Parent or Subsidiary of the Employer, such that the aggregate Fair Market Value (determined as of the respective dates of grant or modification of each option) of the stock with respect to which such incentive stock options are exercisable for the first time during any calendar year is in excess of $100,000; provided, that the foregoing restriction on modification of outstanding ISO's shall not preclude the Committee from modifying an outstanding ISO if, as a result of such modification and with the consent of the Optionee, such Option no longer constitutes an ISO; and provided that, if the $100,000 limitation described in this Section 6.3 is exceeded, an Option that otherwise qualifies as an ISO shall be treated as an ISO up to the limitation and the excess shall be treated as an Option not qualifying as an ISO. The preceding sentence shall be applied by taking options intended to be ISO's into account in the order in which they were granted.

     6.4 OPTION PRICE. The Option Price under each Option shall be determined by the Committee or the Board. However, the Option Price shall not be less the Fair Market Value of the Stock on the date that the Option is granted (or, in the case of an ISO that is subsequently modified, on the date of such modification).

     6.5 EXERCISE PERIOD. The period for the exercise of each Option granted hereunder shall be determined by the Committee, but the Stock Option Agreement with respect to each Option intended to be an ISO shall provide that such Option shall not be exercisable after the expiration of ten years from the date of grant (or modification) of the Option.

     6.6 OPTION EXERCISE.

     (a) Unless otherwise provided in the Stock Option Agreement, an Option may be exercised at any time or from time to time during the term of the Option as to any or all whole shares that have become Purchasable under the provisions of the Option, but not at any time as to less than 100 shares unless the remaining shares that have become so Purchasable are less than 100 shares. The Committee shall have the authority to prescribe in any Stock Option Agreement that the Option may be exercised only in accordance with a vesting schedule during the term of the Option.

     (b) An Option shall be exercised by (i) delivery to the Treasurer of the Company at its principal office of written notice of exercise with respect to a specified number of shares of Stock, and (ii) payment to the Company at that office of the full amount of the Option Price for such number of shares.



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     (c)  The Option Price shall be paid in full upon the exercise of the
Option; provided, however, that the Committee may provide in a Stock Option Agreement that, in lieu of cash, all or any portion of the Option Price may be paid by tendering to the Company shares of Stock duly endorsed for transfer and owned by the Optionee, to be credited against the Option Price at the Fair Market Value of such shares on the date of exercise (however, no fractional shares may be so transferred, and the Company shall not be obligated to make any cash payments in consideration of any excess of the aggregate Fair Market Value of shares transferred over the aggregate option price).

     (d) In addition to and at the time of payment of the Option Price, the Optionee shall pay to the Company in cash the full amount of any federal, state and local income, employment or other taxes required to be withheld from the income of such Optionee as a result of such exercise; provided, however, that in the discretion of the Committee any Stock Option Agreement may provide that all or any portion of such tax obligations, together with additional taxes not exceeding the actual additional taxes to be owed by the Optionee as a result of such exercise, may, upon the irrevocable election of the Optionee, be paid by tendering to the Company whole shares of Stock duly endorsed for transfer and owned by the Optionee, or by authorization to the Company to withhold shares of Stock otherwise issuable upon exercise of the Option, in either case in that number of shares having a Fair Market Value on the date of exercise equal to the amount of such taxes thereby being paid, and subject to such restrictions as to the approval and timing of any such election as the Committee may from time to time determine to be necessary or appropriate to satisfy the conditions of the exemption set forth in Rule 16b-3 under the 1934 Act.

     (e) The holder of an Option shall not have any of the rights of a stockholder with respect to the shares of Stock subject to the Option until such shares have been issued and transferred to him upon the exercise of the Option.

     6.7 NONTRANSFERABILITY OF OPTION. No Option or any rights therein shall be transferable by an Optionee otherwise than by will or the laws of descent and distribution. During the lifetime of an Optionee, an Option granted to that Optionee shall be exercisable only by such Optionee (or by such Optionee's guardian or other legal representative, should one be appointed).

     6.8 TERMINATION OF EMPLOYMENT. The Committee or the Board shall have the power to specify, with respect to the Options granted to any particular Optionee, the effect upon such Optionee's right to exercise an Option of the termination of such Optionee's employment under various circumstances, including but not limited to the death or disability of the employee which effect may include immediate or deferred termination of such Optionee's rights under an Option, or acceleration of the date at which an Option may be exercised in full.

     6.9 EMPLOYMENT RIGHTS. Options granted under the Plan shall not be affected by any change of employment so long as the Optionee continues to be an Employee. Nothing in the Plan or in any Stock Option Agreement shall confer on any person any right to continue in the employ of the Company or any Subsidiary of the Company, or shall interfere in any way with the right of



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the Company or any such Subsidiary to terminate such person's employment at any time.

     6.10 CERTAIN SUCCESSOR OPTIONS. To the extent not inconsistent with the terms, limitations and conditions of Code section 422, and any regulations promulgated with respect thereto, an option issued in respect of an Option held by an employee to acquire stock of any entity acquired, by merger or otherwise, by the Company (or any Subsidiary of the Company) may contain terms that differ from those stated in this Article VI, but solely to the extent necessary to preserve for any such employee the rights and benefits contained in such predecessor option, or to satisfy the requirements of Code section 425(a).


                                  ARTICLE VII
                          CONDITIONS TO ISSUING STOCK

     The Company shall not be required to issue or deliver any shares of Stock purchased upon the full or partial exercise of any Option granted hereunder until all of the following conditions are fulfilled:

     (a) The admission of such shares to listing on all stock exchanges on which the Stock is then listed;

     (b) The completion of any registration or other qualification of such shares that the Company shall determine to be necessary or advisable under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, or the Company's determination that an exemption is available from such registration or qualification;

     (c) The obtaining of any approval or other clearance from any federal or state governmental agency that the Company shall determine to be necessary or advisable; and

     (d) The lapse of such reasonable period of time following exercise as shall be appropriate for reasons of administrative convenience.

     Unless the shares of Stock covered by the Plan shall be the subject of an effective registration statement under the Securities Act of 1933, as amended, stock certificates issued and delivered to Optionees shall bear such restrictive legends as the Company shall deem necessary or advisable pursuant to applicable federal and state securities laws.



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                                  ARTICLE VIII
                TERMINATION, AMENDMENT AND MODIFICATION OF PLAN

     The Board may at any time, (i) cause the Committee to cease granting Options, (ii) terminate the Plan, or (iii) in any respect amend or modify the Plan; provided, however, that the Board (unless its actions are approved or ratified by the shareholders of the Company within twelve months of the date the Board amends the Plan) may not amend the Plan to change or modify the class of persons that may participate in the Plan.

     No termination, amendment or modification of the Plan shall affect adversely the rights of an Optionee under any outstanding Option without the consent of the Optionee or his or her legal representative.


                                   ARTICLE IX
                                 MISCELLANEOUS

     9.1 REPLACEMENT GRANTS. At the sole discretion of the Committee, an Optionee may be given an election to surrender an Option in exchange for a new Option.

     9.2 FORFEITURE FOR COMPETITION. If an Optionee provides services to a person or entity that the Committee or Board reasonably determines to be a competitor of the Company or any of its Subsidiaries, whether as an employee, officer, director, independent contractor, consultant, agent or otherwise, such services being of a nature that can reasonably be expected to involve the skills and experience used or developed by the Optionee while an Employee, then that Optionee's rights under any Options outstanding hereunder shall be forfeited and terminated, subject to a determination to the contrary by the Committee or the Board.

     9.3 PLAN BINDING ON SUCCESSORS. The Plan shall be binding upon the successors of the Company.

     9.4 GENDER. Whenever used herein, the masculine pronoun shall include the feminine gender.

     9.5 HEADINGS NO PART OF PLAN. Headings of Articles and Sections hereof are inserted for convenience and reference, and do not constitute a part of the Plan.




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